SpatiaLight's Board of Directors
Names David Hakala as CEO

NOVATO, CA, December 14, 2006 - SpatiaLight, Inc. (Nasdaq: HDTV), a leading developer and manufacturer of ultra high-resolution Liquid Crystal on Silicon (LCoS) microdisplays for the high definition television market, announced today that its Board of Directors has appointed David Hakala, 55, to replace Don Suh, 49, as Chief Executive Officer (CEO), effective immediately. Dr. Hakala currently serves as the Chairman of Board of Directors of SpatiaLight and had been Chief Operating Officer since September 2002.

Dr. Hakala commented, “It became clear that there were differences between the Board of Directors and Mr. Suh regarding implementation of corporate policy and procedure.  For this reason the Board elected to replace him.”

Hakala continued, “At this critical stage in our growth a cohesive team is paramount to drive the ramp of our current imager business, expand our customer base, and commercialize our products. To assist this effort we are bringing on board additional talent and expertise to carry forward our new business development and customer acquisition effort.”

“I am excited about my additional duties at SpatiaLight and my responsibility to lead the Company though this next phase of growth as we build our customer base and product offering. We intend to grow our manufacturing output and expand our LCoS penetration in the consumer electronics marketplace in several different product categories and in dramatic fashion over the coming months and years.”

“I have great confidence in the technical leadership of our CTO, Dr. Mike Jin, and look forward to the upcoming commercialization of our developments in progress which will both reduce costs as well as provide products for new market segments”

Dr. Jin noted “At SLK (SpatiaLight Korea, Inc.), we are pleased with the reliability and stability of our proprietary manufacturing process and its results.” He continued “We look forward to an exciting and productive Consumer Electronics Show in January, 2007, in Las Vegas. We anticipate that various manufacturers on the showroom floor will demonstrate LCoS products built around SpatiaLight imagers. Additionally, we will be demonstrating LCoS solutions in several different product categories and discussing our new developments in our private suite.”

Dr. Hakala has more than 26 years of industry experience. Dr. Hakala has been with SpatiaLight for 5 years in the role of Chief Operating Officer and recently joined the Board of Directors as its Chairman. Prior to joining SpatiaLight, Dr. Hakala had been directly responsible for the manufacturing startup, ramp-up, and production of numerous products, and their associated manufacturing facilities, including several models of HDTV and of HDTV-ready televisions and the DTC-100 HD TV/DBS decoder box used in the DirecTV DBS satellite system. From 1994 to 2001, Dr. Hakala served in various senior management positions with Thomson Multimedia, including Vice President of Manufacturing Operations, and as Vice President, Product Development, Americas, in which position he was responsible for the design and development of television and video systems including digital television with integrated HDTV decoders, projection systems and other advanced display systems. Dr. Hakala earned both a Bachelor of Science degree and a Ph.D. in Chemistry from Rensselaer Polytechnic Institute

About SpatiaLight

SpatiaLight, Inc., founded in 1989, manufactures high-resolution LCoS microdisplays for use in high-definition televisions and other display applications. The company manufactures its products at its production facility in South Korea. SpatiaLight is committed to developing microdisplay technologies that will be the standard for the next generation of high definition televisions and to providing OEMs with the most cost effective, high-resolution microdisplays in the industry.

For more information about SpatiaLight, please visit the Company's website at: http://www.spatialight.com.

Safe Harbor Statement

This news release includes forward-looking statements that reflect SpatiaLight's current expectations about its future results, performance, prospects and opportunities. SpatiaLight has tried to identify these forward-looking statements by using words and phrases such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "plan," "should," "typical," "preliminary," "we are confident" or similar expressions. These forward-looking statements are based on information currently available to SpatiaLight and are subject to a number of risks, uncertainties and other factors that could cause SpatiaLight's actual results, performance, prospects or opportunities in the remainder of 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-Q and 10-K.